UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 10, 2022
Faraday Future Intelligent Electric Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)
(310) 415-4807
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2022, Faraday Future Intelligent Electric Inc. (the “Company”) filed a Current Report on Form 8-K disclosing that a special committee of independent directors of the Company (the “Special Committee”) had completed a previously announced independent investigation into allegations of inaccurate Company disclosures. The Special Committee recommended that, among other things, the Company continue certain additional investigative and remedial work under the direction of the Executive Chairperson and report to the Audit Committee of the Company’s Board of Directors (the “Board”), including regarding the Company’s disclosures with respect to related party transactions. The additional investigative and remedial work in connection with the independent investigation has now been completed and on April 12, 2022, the Board approved certain additional remedial actions, effective immediately:

•Yueting (YT) Jia, the Company’s founder, will continue in his position as Chief Product & User Ecosystem Officer of the Company and will continue to report to the Executive Chairperson. Mr. Jia’s role will be limited to focusing on (a) Product and Mobility Ecosystem and (b) Internet, Artificial Intelligence, and Advanced R&D technology, and he will no longer be an executive officer;

•Matthias Aydt, Senior Vice President, Business Development and Product Definition and a member of the Board, has been placed on probation as an executive officer for a six-month period effective immediately. During his period, he will remain as a non-independent member of the Board; and

•Certain other disciplinary actions and terminations of employment with respect to other Company employees (none of whom is an executive officer).

The foregoing remedial actions were taken for multiple reasons including but not limited to such persons’ (1) failure to fully disclose to the Company their relationships with certain related parties and affiliated entities in connection with the Company’s July 2021 business combination with Property Solutions Acquisition Corp.; (2) failure to fully disclose similar, potentially relevant information to individuals involved in the preparation of the Company’s periodic SEC filings; and (3) lack of cooperation and withholding of potentially relevant information in connection with the Special Committee investigation.

On April 10, 2022, Jiawei (Jerry) Wang, the Company’s Vice President, Global Capital Markets, who had been suspended without pay since January 31, 2022, notified the Board of his decision to resign from the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: April 14, 2022	By:	/s/ Becky Roof
	Name:	Becky Roof
	Title:	Interim Chief Financial Officer
2